Calculation of Filing Fee Tables
S-3
AXON ENTERPRISE, INC.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Debt Convertible into Equity	0% Convertible Senior Notes Due 2031	457(r)	1,150,000,000	$ 1.00	$ 1,150,000,000.00	0.0001381	$ 158,815.00
Fees to be Paid	2	Equity	Common stock, par value $0.00001 per share	Other				0.0001381	$ 0.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 1,150,000,000.00		$ 158,815.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 158,815.00
Offering Note
[1]	The registration fee is calculated in accordance with Rule 457(r) of the Securities Act of 1933, as amended (the "Securities Act") and represents deferred payment of the registration fees in connection with the Registrant's registration statement on Form S-3ASR (Registration No. 333-277559) paid with the filing of this prospectus supplement. The amount registered is $1,150,000,000.00, which represents the aggregate principal amount of 0% Convertible Senior Notes due 2031 (the "Notes") the offer and sale of which are registered by the registration statement relating to the prospectus supplement to which this exhibit is attached. This amount includes $150,000,000.00 aggregate principal amount of Notes that may be offered and sold pursuant to the exercise in full of the underwriters' over-allotment option to purchase additional Notes (the "Additional Notes"). The amount set forth in the column titled "Maximum Aggregate Offering Price" includes the maximum aggregate offering price attributable to the Additional Notes.

[2]	The amount registered includes 2,875,000 shares of common stock, of which (i) up to 2,601,300 shares of Common Stock are issuable upon conversion of the Notes at the initial maximum conversion rate of 2.2620 shares of Common Stock per $1,000 aggregate principal amount of Notes and (ii) up to 2,875,000 shares of Common Stock are issuable upon the Registrant's election to satisfy any holder repurchase election with respect to the Notes with shares of Common Stock, by conversion of such Notes into up to 2,875,000 shares of Common Stock in the aggregate as described in the prospectus supplement to which this exhibit is attached (the "Notes Share Settlement"). Pursuant to Rule 416 under the Securities Act, the amount of shares of Common Stock the offer and sale of which is registered by the registration statement relating to the prospectus supplement to which this exhibit is attached includes an indeterminate number of shares of Common Stock that may be issued in connection with stock splits, stock dividends, or similar transactions. No additional consideration will be received in connection with the exercise of (i) the conversion privilege or (ii) the Notes Share Settlement. Pursuant to Rule 457(i) under the Securities Act, there is no filing fee payable with respect to the shares of Common Stock that may be issuable upon conversion of the Notes, in each case, as set forth above, because no additional consideration will be received in connection with the exercise of the conversion privilege of the Notes or the Notes Share Settlement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date

Narrative Disclosure
The maximum aggregate offering price of the securities to which the prospectus relates is $1,150,000,000.00. The prospectus is a final prospectus for the related offering.